                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-A




               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR (G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934




                       CBL & ASSOCIATES PROPERTIES, INC.
--------------------------------------------------------------------------------
            (Exact name of registrant as specified in its  charter)


          Delaware                                 62-1545718
----------------------------               --------------------------
(State of incorporation or                     (I.R.S. Employer
 organization)                                Identification No.)


6148 Lee Highway, Suite 300
Chattanooga, Tennessee                                 37421
----------------------------                ----------------------------
(Address of principal                                (Zip Code)
 executive offices)


       Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                 Name of each exchange on which
     to be so registered                 each class is to be registered
     -------------------                 ------------------------------
     9.0% Series A Cumulative                New York Stock Exchange
     Redeemable Preferred
     Stock, $.01 par value


If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file number to which this form relates:
333-47041.
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Securities to be registered pursuant to Section 12(g) of the Act:


                                     None
                      -----------------------------------
                               (Title of class)

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Item 1.  Description of Registrant's Securities to be Registered.
         -------------------------------------------------------

          The description of the Registrant's 9.0% Series A Cumulative Redeemable Preferred Stock, $.01 par value, under the captions "Description of Series A Preferred Stock" in the Registrant's Prospectus Supplement and "Description of Capital" in the accompanying Prospectus (i) as filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) under the Securities Act of 1933, as amended, on June 23, 1998, and
     (ii) relating to the Registrant's Registration Statement on Form S-3 (File No. 333-47041), is incorporated herein by reference.


Item 2.  Exhibits.
         --------

          3(a)(i). Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3(a) to Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-11 (File No. 33-677372) filed with the Commission on January 27, 1994).

          3(a)(ii). Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit B to the Registrant's Definitive Schedule 14A, Dated April 1,
     1996).

          3(a)(iii). Form of Certificate of Designations, Number, Voting Powers, Preferences and Rights of the Registrant's 9.0% Series A Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on 8-K, dated June 24, 1998).

          3(a). Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3(b) to Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-11 (File No. 33-677372) filed with the Commission on January 27, 1994).

          4. Specimen of the Registrant's 9.0% Series A Cumulative Redeemable Preferred Stock Certificate.

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                                   SIGNATURE



     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                CBL & ASSOCIATES PROPERTIES, INC.



Dated:  June 24, 1998           By:      /s/  John Foy
                                    -------------------------------------
                                    Name:  John Foy
                                    Title: Executive Vice President
                                             and Chief Financial Officer

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